UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2012

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Michigan	Commission File Number: 001-32576	32-0058047
(State of Incorporation)		(IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan		48377
(Address of principal executive offices)		(zip code)

(248) 946-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Executive Salary Adjustments

On May 22, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of ITC Holdings Corp. (the “Company”) approved changes to the base salaries of certain of the Company’s “named executive officers,” as defined in the Company’s most recent annual meeting proxy statement, effective immediately. The changes were as follows:

Name	Title	Prior Salary	New Salary
Joseph L. Welch	President and Chief Executive Officer	$910,000	$946,400
Linda H. Blair	Executive Vice President and Chief Business Officer	$464,000	$524,000
Cameron M. Bready	Executive Vice President and Chief Financial Officer	$464,000	$504,000
Daniel J. Oginsky	Senior Vice President and General Counsel	$300,000	$325,000

Approval of New Grants and Revised Form of Grant Agreements

On May 22, 2012, the Committee made option grants and restricted stock grants to the Company’s named executive officers under the Company’s Second Amended and Restated 2006 Long Term Incentive Plan pursuant to revised forms of option and restricted stock agreements as follows:

Name	Title	No. of Options Granted	No. of Restricted Shares Granted
Joseph L. Welch	President and Chief Executive Officer	48,522	24,342
Linda H. Blair	Executive Vice President and Chief Business Officer	42,193	3,888
Cameron M. Bready	Executive Vice President and Chief Financial Officer	40,583	3,739
Jon E. Jipping	Executive Vice President and Chief Operating Officer	37,362	3,443
Daniel J. Oginsky	Senior Vice President and General Counsel	22,431	2,067

The new grant agreement forms are substantially similar to the prior forms of agreement described in the Form 8-K filed by the Company on August 19, 2008, except that options will not automatically become exercisable in full and restricted stock grants will not immediately vest upon a change in control of the Company arising out of the transactions contemplated by the previously announced Merger Agreement, dated December 4, 2011, among Entergy Corporation, Mid South TransCo LLC, the Company and Ibis Transaction Subsidiary LLC. The revised forms of grant agreement will be filed with the Company’s next Form 10-Q.

Approval of Bonuses

On May 22, 2012, the Committee approved payment of discretionary cash bonuses to the Company’s named executive officers upon the Hugo to Valliant transmission line project being placed in service. The approximate amounts of the discretionary cash bonuses are set forth in the table below. The final amounts will be determined upon the project being placed in service based on the actual capital investment in the project and will be disclosed in the Company’s proxy statement for its next annual meeting.

Name	Title	Bonus
Joseph L. Welch	President and Chief Executive Officer	$44,104
Linda H. Blair	Executive Vice President and Chief Business Officer	$17,991
Cameron M. Bready	Executive Vice President and Chief Financial Officer	$17,991
Jon E. Jipping	Executive Vice President and Chief Operating Officer	$17,991
Daniel J. Oginsky	Senior Vice President and General Counsel	$11,632

The Committee also approved payment of a discretionary cash bonus to Joseph L. Welch in the amount of $100,000. In approving the discretionary bonus for Mr. Welch, the Committee took into account various qualitative factors, including the continued growth of the Company and the overall advancement of Company initiatives.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of shareholders held on May 23, 2012, the shareholders (a) reelected all ten of the directors nominated for election, (b) approved, by a non-binding vote, the compensation of the named executive officers, and (c) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ended December 31, 2012. The following table sets forth the results of the voting at the meeting.

Nominee	For	Withheld	Broker Non-Votes
Christopher H. Franklin	41,729,580	41,913	3,320,613
Edward G. Jepsen	41,726,664	44,829	3,320,613
Richard D. McLellan	41,233,838	537,655	3,320,613
William J. Museler	41,236,487	535,006	3,320,613
Hazel R. O’Leary	41,233,528	537,965	3,320,613
M. Michael Rounds	41,726,885	44,608	3,320,613
Gordon Bennett Stewart, III	41,725,607	45,886	3,320,613
Lee C. Stewart	41,695,180	76,313	3,320,613
J.C. Watts, Jr.	41,571,239	200,254	3,320,613
Joseph L. Welch	41,034,740	736,753	3,320,613

Proposal	For	Against	Abstain	Broker Non-Votes
Approval, by non-binding vote, of compensation of named executive officers	40,362,501	1,243,123	165,868	3,320,613

Proposal	For	Against	Abstain	Broker Non-Votes
Ratification of appointment of Deloitte & Touche LLP	44,559,519	515,571	17,016	—

Item 8.01 Other Events.

Declaration of Dividend

On May 23, 2012, the Board of Directors of the Company declared a quarterly cash dividend of $0.3525 per common share, payable on June 15, 2012 to shareholders of record on June 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 29, 2012

ITC HOLDINGS CORP.

By:	/s/ Daniel J. Oginsky

Daniel J. Oginsky
Its:	Senior Vice President and General Counsel